Exhibit 99.3

• • Second Quarter 2018 Financial Results • Conference Call

• • Statement s • Forward Looking • This presentation contains express or implied forward - looking statements within the Private Securities Litigation Reform Act of 1995 and other U . S . federal securities laws . These forward - looking statements include, but are not limited to, those statements regarding the proposed series of transactions, and timing of certain events associated therewith, with BNN Technologies PLC, or BNN, and an unnamed third party, the timing of the certification of our next generation LTE certification, our belief that the marketplace is materializing for our products, the timing of the launch of our back - office and commercial website, our belief that the signed memorandum of understanding with a leading advanced driver assistance systems service provider will produce recurring revenue from software licensing, joint lead generation and marketing efforts and our building of a foundation to address VARS and distribution channels by launching marketing efforts in Europe . Such forward - looking statements and their implications involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to differ materially from those projected . The forward - looking statements contained in this presentation are subject to other risks and uncertainties, including those discussed in the "Risk Factors" section and elsewhere in the Company's annual report on Form 10 - K for the year ended December 31 , 2017 and in subsequent filings with the Securities and Exchange Commission . Except as otherwise required by law, the Company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward - looking statements whether as a result of new information, future events or otherwise . • 2

• • 2nd Quarter Overview  Completed the sale of our fully owned subsidiary Enertec Systems to Coolisys • Technologies for total effective transaction price of $8.7 million  Added $4.7 million in cash and removed $4.0 million in Enertec debt from balance sheet  Letter of Intent with BNN Technology PLC announced July 2, 2018  Micronet’s revenues continue to grow for the 3 and 6 months ended June 30, 2018 as • compared to year - ago periods  Reported net income of $3.4 million and $2.6 million for the 3 and 6 months ended June • 30, 2018, respectively including capital gain from the sale of Enertec • 3

• • MICT, Inc. Q2 2018 Results • ▪ MICT experienced growth in revenues and gross margins as compared to Q2 2017 by • shipping against the company’s backlog to current and new customers • ▪ Q2 2018 revenues increased 25% to $4.7 million over Q2 2017 revenues of $3.76 • millio n • ▪ Gross profit increased by 98% to $1.53 million in Q2 2018 as compared to $773,000 in • Q2 2017 • ▪ Gross margin increased to 32% in Q2 2018 from 21% Q2 2017 • ▪ Backlog was $2 million as of June 30, 2018 • 4

• • Micronet Ltd. Market Status & Business Development  65% growth in revenue in 1H 2018 compared to 1H 2017  Continued improvement in gross margin to a level of 32% as compared • to 21% in Q2 2017 and 29% in Q1/18  $2.0 million backlog with orders from current and new customers with • customers evaluating products in the field  New generation LTE certification is nearly complete. General availability • expected in Q4 2018  Marketplace materializing  Ongoing integrations with multiple MRM application services  Backoffice and commercial website under construction  Formal release of website towards year end • 5

• • Micronet Ltd. Market Status & Business Development  Business development  Guardian System Design (GSD) monetization – first agreement signed with leading customer generating ~ $ 100 k /year . Additional agreements in the pipeline  Signed Memorandum of Understanding with leading Advanced Driver Assistance Systems (ADAS) service provider  Expected recurring revenue from software licensing  Potential for joint lead generation and marketing efforts including immediate offering to existing installed base  Long term collaboration to develop next generation hardware and software video - based Telematics solutions  Addressing value added resellers (VARs) channel in North America. Already in advanced negotiations with resellers to distribute Micronet’s SmarTab. • 6

• • Q2 2017 vs. Q2 2018 Revenues • Revenues for Q2 2017 vs. Q2 2018 and Q1 2018 • $7 • $6 • $5.98 • (in millions) • $4.70 • $5 • $4 • $3.76 • $3 • $2 • $1 • $0 • Q2 2017 Q1 2018 Q2 2018 • 7

• • Revenues • 6 - Month • Revenue for six months ended June 30, 2018 • $12 • $10.68 • $10 • (in millions) • $8 • $6.46 • $6 • $4 • $2 • $0 • 2017 2018 • 8

• • Income Statement Highlights • (in 000s except share and per share data) • Six months ended • Three months ended • June 30, • June 30, • 2018 2017 2018 2017 • Revenues $ 10,681 $ 6,464 $ 4,701 $ 3,763 • Cost of revenues 7,427 5,317 3,169 2,990 • Gross profit 3,254 1,147 1,532 773 • Operating expenses : • Research and development 1 , 032 904 505 507 • Selling and marketing 834 850 380 458 • General and administrative 2 , 526 2 , 044 1 , 314 925 • Amortization of intangible assets 438 470 216 235 • Total operating expenses 4,830 4,268 2,415 2,125 • Loss from operations (1,576) (3,121) (883) (1,352) • Financial expenses, net 852 43 460 103 • Loss before provision for income taxes (2,428) (3,164) (1,343) (1,455) • Provision (benefit) for income taxes 4 (3) 4 (1) • Net loss from continued operation ( 2 , 432 ) ( 3 , 161 ) ( 1 , 347 ) ( 1 , 454 ) • Net profit (loss) from discontinued operation • (includes capital gain from disposal amounting to • $ 6 , 844 ) 4 , 894 ( 1 , 129 ) 4 , 783 (534) • Total net profit (loss) 2,462 (4,290) 3,436 (1,988) • Net loss attributable to non - controlling interests (184) (1,347) (60) (657) • Net profit (loss) attributable to MICT, Inc. 2,646 (2,943) 3,496 (1,331) • Earnings (loss) per share attributable to MICT, Inc. Basic and diluted loss per share from continued • operation $ (0.25) $ (0.27) $ (0.14) $ (0.12) • Basic and diluted earnings (loss) per share from • discontinued operation 0.54 (0.18) 0.52 (0.08) • Weighted average common shares outstanding: 9,007,684 6,557,283 9,144,465 6,683,139 • 9

• • Non - GAAP • (in 000s except share and per share data) • Three months ended June 30, (Dollars in Thousands, other than share and per share amounts) • 2018 2017 • GAAP net loss from continued operation $ (1,347) $ (1,454) • GAAP net loss attributable to non - controlling interests (60) (657) • GAAP net loss attributable to MICT, Inc. continued operation $ (1,287) $ (797) • Amortization of acquired intangible assets 107 118 • Stock - based compensation and shares issued to service providers 31 19 • Income tax - effect of above non - GAAP adjustments — • (2) • Total Non - GAAP net loss attributable to MICT, Inc. $ (1,149) $ (662) • Non - GAAP net loss per share attributable to MICT, Inc. continued • operation (0.13) (0.09) • Shares used in per share calculations 9,144,465 6,683,139 • GAAP net loss per share attributable to MICT, Inc. continued operation (0.14) (0.12) • Shares used in per share calculations 9,144,465 6,683,139 • 10

• • Non - GAAP • (in 000s except share and per share data) • Six months ended June 30, (Dollars in Thousands, other than share and per share amounts) • 2018 2017 • GAAP net loss from continued operation $ (2,432) $ (3,161) • GAAP net loss attributable to non - controlling interests (184) (1,347) • GAAP net loss attributable to MICT, Inc. from continued operation $ (2,248) $ (1,814) • Amortization of acquired intangible assets 218 250 • Stock - based compensation and shares issued to service providers 119 52 • Income tax - effect of above non - GAAP adjustments • (3) • Total Non - GAAP net loss attributable to MICT, Inc. $ (1,911) $ (1,515) • Non - GAAP net loss per share attributable to MICT, Inc. continued • operation (0.21) (0.23) • Shares used in per share calculations 9,007,684 6,557,283 • GAAP net loss per share attributable to MICT, Inc. continued operation (0.25) (0.27) • Shares used in per share calculations 9,007,684 6,557,283 • 11

• • Balance Sheet June 30, December 31, 2018 2017 Cash, cash equivalents and restricted cash $4.5 M $2.4 M Trade account receivable, net $3.9 M $5.2 M Bank & others debts $5.2M $5.2M Net working capital $7.2M $3 M Stockholders’ equity $8.3 M $6.0 M • 12

• • Thank You • Q & A • 13

• emicTinc. • Always in Front